EXHIBIT 10.10
Second Amendment to Stock Purchase Agreement
     This second amendment, dated as of December 4, 2009 (this “Amendment”), by and between John Deere Special Technologies Group, Inc., a Delaware corporation (the “Investor”), and XATA Corporation, a Minnesota corporation (the “Company”), is made to that certain Stock Purchase Agreement (the “Agreement”), dated as of August 30, 2000, by and between the Investor and the Company.
     WHEREAS, the parties hereto desire to amend certain provisions of the Agreement to better reflect the Company’s existing ownership and control structure, particularly in light of the Note Purchase Agreement entered into as of December 4, 2009, between the Company and the purchasers party thereto (the “Note Purchase Agreement”), and the Equity Purchase Agreement entered into as of December 4, 2009, between the Company, Turnpike Global Technologies Inc., Turnpike Global Technologies LLC, and the other parties thereto (the “Turnpike Purchase Agreement”).
1. Definitions. Unless defined herein, all capitalized terms have the meaning assigned to them in the Agreement.
2. Amendments. Sections 7.11 and 7.12 of the Agreement are hereby deleted in their entirety and replaced with the following:
          “7.11 Negative Covenants.
     (a) The Company shall not, without the Investor’s prior written consent, do any of the following:
     (1) enter into any bankruptcy filing, liquidation, assignment for the benefit of creditors or similar event of the Company or any significant subsidiary of the Company;
     (2) enter into a transaction with an affiliated or interested party except upon terms not less favorable to the Company than it could obtain in a comparable arm’s-length transaction with an unaffiliated or disinterested third party; or
     (3) issue or sell, or be deemed to have issued or sold, Common Stock for an Effective Price less than the then-current Fair Market Value of the Company’s Common Stock.
     (b) For the purposes of this Section 7.11, the term “Equity Securities” shall mean (i) any Common Stock, preferred stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, preferred stock or other security (including any option to purchase such a convertible security) of the Company, (iii) any security carrying any warrant or right to subscribe to or

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purchase any Common Stock, preferred stock or other security of the Company, or (iv) any such warrant or right.
     (c) For the purposes of this Section 7.11, the “Fair Market Value” of the Company’s Common Stock shall mean:
     (1) If the Company’s Common Stock is traded on a securities exchange (which shall include the Nasdaq Stock Market), the value shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the 30 day period ending on the date prior to the closing of the sale and issuance of the shares of Common Stock;
     (2) If the Company’s Common Stock is traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30 day period ending on the date prior to the closing of the sale and issuance of the Equity Securities; and
     (3) If there is no public market for the Company’s Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.
     (d) For the purposes of this Section 7.11, if the Company issues or sells (x) preferred stock or other stock, options, warrants, purchase rights or other securities convertible into shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Common Stock or Convertible Securities and if the Effective Price of such shares of Common Stock is less than the then-current Fair Market Value, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities.
     (e) For the purposes of this Section 7.11, the “Effective Price” of the Common Stock shall mean the quotient determined by dividing the total number of shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 7.11, into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this section, for such shares of Common Stock. In the event that the number of shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such shares of Common Stock shall be deemed to have an Effective Price below the then-current Fair Market Value. The “Aggregate Consideration”

received by the Company for any issue or sale of securities shall be defined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors of the Company (the “Board”), and (C) if shares of Common Stock, Convertible Securities or rights or options to purchase either shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such shares of Common Stock, Convertible Securities or rights or options.
     (f) The provisions of Section 7.11(a)(3) shall not apply to issuances of:
     (1) shares of Common Stock issued (or deemed to have been issued) upon (i) conversion of the Company’s preferred stock outstanding on the date hereof, or preferred stock to be issued upon conversion of the Notes (as defined in the Note Purchase Agreement), (ii) exercise of Company warrants outstanding on the date hereof, or Company warrants to be issued upon conversion of the Notes (as defined in the Note Purchase Agreement), or (iii) conversion of the Notes (as defined in the Note Purchase Agreement);
     (2) shares of Common Stock or Convertible Securities issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board provided that, (i) such options were granted with an exercise price equal to or greater than the then-current fair market value (as “fair market value” is defined in the relevant plan) or (ii) such shares were issued pursuant to a IRC 423 plan with an exercise price equal to or greater than 85% of the then-current fair market value (as such “fair market value” is defined in the relevant plan);
     (3) shares of Common Stock issued pursuant to the exercise of Convertible Securities outstanding as of the date of this Agreement; and
     (4) shares of Common Stock or Convertible Securities issued (i) pursuant to the Turnpike Purchase Agreement or (ii) for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board.
          7.12 [Intentionally omitted]”

3. Miscellaneous. The Agreement, as amended by this Amendment, is confirmed as being in full force and effect in accordance with its terms. This Amendment may be executed in any number of counterparts, each of which is deemed to constitute an original.
[Signature pages follow.]

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY: XATA CORPORATION
By:	/s/ Wesley C. Fredenburg
Wesley C. Fredenburg
General Counsel and Secretary

INVESTOR: John Deere Special Technologies Group, Inc.
By:	/s/ Bharat Vedak
	Name:	Bharat Vedak
	Title:	SVP, Deere & Co.

[Second Amendment to Stock Purchase Agreement]

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